UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 12, 2007, Equinix, Inc. (“Equinix”) entered into agreements with certain holders (“Holders”) of Equinix’s 2.50% Convertible Debentures due February 15, 2024 (the “Notes”), pursuant to which Equinix agreed to exchange an aggregate of 1,367,090 newly issued shares of its common stock for such Holders’ $54 million principal amount of the Notes (the “Conversions”). The number of shares of common stock issued equals the amount issuable upon conversion of the Notes in accordance with their terms. In addition, each Holder received cash consideration equal to the present value of the future interest payments due through February 15, 2009, plus an inducement fee.

The shares issued upon the Conversions were issued to existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such conversions. Accordingly, the issuance of such shares of common stock was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.02.	Unregistered Sales of Equity Securities

Please refer to the disclosure in Item 1.01 above regarding the Conversions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 14, 2007	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer